UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 11, 2014

FleetCor Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35004	72-1074903
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5445 Triangle Parkway, Suite 400, Norcross, Georgia		30092
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (770) 449-0479

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Investor Rights Agreement

On November 14, 2014, FleetCor Technologies, Inc. (“FleetCor” or the “Company”) entered into an Investor Rights Agreement (the “IRA”) with Ceridian LLC (the “Seller”). The IRA was entered into pursuant to a previously-announced Agreement and Plan of Merger, dated as of August 12, 2014 (the “Merger Agreement”), among the Company, the Company’s wholly owned subsidiary, FCHC Project, Inc. (the “Acquisition Sub”), the Seller and Comdata Inc. (“Comdata”), under which the Acquisition Sub agreed to merge with and into Comdata, with Comdata surviving as a wholly-owned subsidiary of FleetCor (the “Acquisition”).

Pursuant to the IRA, the Company agreed to appoint, at the effective time of the Acquisition, one individual designated by the Seller to serve as a Class I Member of the Company’s Board of Directors, to serve until the Company’s annual meeting of stockholders in 2017. The IRA also provides that so long as the Seller (and certain permitted transferees) collectively hold more than fifty percent of the shares of Common Stock that the Seller receives in connection with the Acquisition, the Company will nominate the individual designated by the Seller for election to the Board of Directors. The IRA also restricts the transfer of the shares of Common Stock received by the Seller in connection with the Acquisition for six months after the date of the IRA and provides certain registration rights to the Seller with respect to such shares of Common Stock.

Receivables Purchase Agreement

On November 14, 2014, in order to finance a portion of the Acquisition, the Company and certain of its subsidiaries entered into a Fifth Amended and Restated Receivables Purchase Agreement (the “New Receivables Purchase Agreement”) and related transaction documents with PNC Bank, National Association, as administrator for a group of purchasers and purchaser agents, and certain other parties, which amended and restated the Fourth Amended and Restated Receivables Purchase Agreement dated as of October 29, 2007 (as amended, the “Existing Receivables Purchase Agreement”), which was most recently amended on February 3, 2014, pursuant to the Tenth Amendment to the Fourth Amended and Restated Receivables Purchase Agreement. Under the terms of the New Receivables Purchase Agreement, the purchase limit was increased from $500 million to $1.2 billion, and Comdata and certain of its subsidiaries were added as parties. The above description of the New Receivables Purchase Agreement is qualified in its entirety by the full text of the agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 1.02 Termination of a Material Definitive Agreement.

On November 14, 2014, concurrently with the completion of the Acquisition and financing transactions discussed in Items 2.01 and 2.03 below, the Credit Agreement dated as of June 22, 2011, as amended, among FleetCor Technologies Operating Company, LLC, as a borrower, FleetCor, certain subsidiaries of FleetCor as guarantors, certain foreign subsidiaries of FleetCor as designated borrowers, the lenders, and Bank of America, N.A., as administrative agent (the “Prior Credit Agreement”), was terminated, and all of the commitments under it were released. The Company did not incur any early termination penalties in connection with the termination of the Prior Credit Agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On November 14, 2014, the Company completed the Acquisition, pursuant to which Acquisition Sub has merged with and into Comdata, with Comdata surviving as a wholly-owned subsidiary of FleetCor. In consideration of the Acquisition, FleetCor issued approximately 7.6 million shares of its Common Stock from treasury shares to the former shareholders of Comdata. FleetCor also repaid approximately $2.5 billion of Comdata’s outstanding indebtedness in cash. The cash consideration for the transaction was funded with a combination of amounts received under the New Receivables Purchase Agreement described in Item 1.01 above and the initial borrowings under the New Credit Agreement described in Item 2.03 below. Approximately 2.3 million of the shares of Common Stock issued have been placed in escrow to satisfy post-closing working capital adjustments and indemnity obligations of the Seller, if any.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously reported, on October 24, 2014, the Company entered into a new five-year, $3.355 billion Credit Agreement (the “New Credit Agreement”), by and among the Company, as guarantor, FleetCor Technologies Operating Company, LLC (“FTOC”), as a borrower and guarantor (the “Domestic Borrower”), certain of the Company’s foreign subsidiaries as borrowers (together with the Domestic Borrower, the “Borrowers”), Bank of America, N.A., as administrative agent, swing line lender and L/C issuer and a syndicate of financial institutions (the “Lenders”). For a summary of the material terms of the New Credit Agreement, which is incorporated into this Item 2.03 by reference, see Item 1.01 of the Company’s Current Report on Form 8-K filed on October 30, 2014.

On November 14, 2014, in order to finance a portion of the Acquisition, the Company made an initial borrowing of term and revolving loans in the aggregate amount $2,133,750,000 under the New Credit Agreement. The initial borrowing included a term loan A of $1,543,750,000, a term loan B of $300,000,000 and an advance of the revolver of $290,000,000. As a condition to the initial borrowing under the New Credit Agreement and as discussed in Item 1.02 above, the Company was required to terminate the Prior Credit Agreement.

Item 3.02 Unregistered Sales of Equity Securities.

In connection with the Acquisition, the Company issued to the Seller the number of shares of Common Stock as described in Item 2.01 above. The issuance of such shares is exempt from the registration requirement of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof, because such issuance does not involve a public offering.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 14, 2014, effective upon the consummation of the Acquisition, the Board of Directors of the Company increased the size of the Board to 10 directors and appointed Mr. Thomas M. Hagerty as a Class I director to fill the new Board seat and to serve an initial term ending at the annual shareholders’ meeting in 2017. Mr. Hagerty will also serve as Chair of the Compensation, Nominating and Corporate Governance Committee. Mr. Hagerty was elected pursuant to Section 2.1 of the IRA (and as more fully described in Item 1.01 above). An indemnification agreement on the Company’s standard form has also been entered into with Mr. Hagerty.

Mr. Hagerty, 51, is a Managing Director of Thomas H. Lee Partners, L.P., a position he has held since 1994. Mr. Hagerty has been employed by Thomas H. Lee Partners, L.P. and its predecessor, Thomas H. Lee Company, since 1988. Mr. Hagerty also serves as a director of Fidelity National Information Services, MGIC Investment Corporation, MoneyGram International, Inc., Ceridian Corporation, First BanCorp., Black Knight Financial Services, LLC and ServiceLink Holdings, LLC.

Mr. Hagerty’s qualifications to serve on the board include his managerial and strategic expertise working with large, growth-oriented companies as a Managing Director of Thomas H. Lee Partners, L.P., a leading private equity firm, his experience in enhancing value of such companies, his expertise in corporate finance and his perspective as the representative of a substantial shareholder.

Mr. Bruce R. Evans notified the Company on November 11, 2014, of his intent to retire from the Board, effective with the closing of the Acquisition. Furthermore, effective November 14, 2014, Mr. Andrew B. Balson rotated off of the Compensation, Nominating and Corporate Governance Committee of the Board of Directors of the Company. Additionally, effective November 14, 2014, Mr. Joseph W. Farrelly was appointed to the Compensation, Nominating and Corporate Governance Committee of the Board of Directors of the Company.

Item 7.01 Regulation FD Disclosure.

On November 17, 2014, the Company issued a press release announcing the completion of the Acquisition, which is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The Company will file any financial statements required by Item 9.01(a) by amendment not later than 71 calendar days after the date that this Current Report on Form 8-K must be filed.

(b)	Pro Forma Financial Information.

The Company will file any financial statements required by Item 9.01(b) by amendment not later than 71 calendar days after the date that this Current Report on Form 8-K must be filed.

(d)	Exhibits.

Exhibit No.	Description

10.1	Fifth Amended and Restated Receivables Purchase Agreement, dated November 14, 2014, by and among FleetCor Technologies, Inc. and PNC Bank, National Association, as administrator for a group of purchasers and purchaser agents, and certain other parties.

10.2	Amendment to Agreement and Plan of Merger, dated November 10, 2014, by and among Comdata Inc., Ceridian LLC, FleetCor Technologies, Inc. and FCHC Project, Inc.

99.1	FleetCor Technologies, Inc. press release dated November 17, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FleetCor Technologies, Inc.

November 17, 2014	By:	/s/ Eric R. Dey
Eric R. Dey
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Fifth Amended and Restated Receivables Purchase Agreement, dated November 14, 2014, by and among FleetCor Technologies, Inc. and PNC Bank, National Association, as administrator for a group of purchasers and purchaser agents, and certain other parties.

10.2	Amendment to Agreement and Plan of Merger, dated November 10, 2014, by and among Comdata Inc., Ceridian LLC, FleetCor Technologies, Inc. and FCHC Project, Inc.

99.1	FleetCor Technologies, Inc. press release dated November 17, 2014.